Exhibit 10.27
FIRST AMENDMENT TO LETTER AGREEMENT
    THIS FIRST AMENDMENT TO LETTER AGREEMENT is dated as of February 23, 2022 (this Amendment), by and between Root, Inc. (the “Company”) and Daniel Rosenthal.
WITNESSETH:
WHEREAS, the Company and Mr. Rosenthal are parties to the certain letter agreement dated as of February 24, 2021 (the “Agreement”); and
WHEREAS, subject to the terms and conditions set forth herein, the Company and Mr. Rosenthal have agreed to amend the Agreement.
NOW, THEREFORE, or and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
Section 1.    Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement, as amended by this Amendment.
Section 2.    Amendments to the Agreement.
The Agreement is hereby amended by inserting the following Section 9A following Section 9:
9A. Non-Compete; Non-Solicitation.
(a)Non-Competition. In further consideration of the compensation to be paid to you hereunder, you acknowledge that during the course of your employment with the Company and Affiliates you have and will become familiar with the Company’s and its Affiliates’ corporate strategy, pricing, processes, and other market and financial information, know-how, trade secrets, and valuable customer, supplier, and employee relationships, and with other proprietary information and trade secrets contained herein and in the Proprietary Information and Inventions Agreement concerning the Company and its Affiliates, and that your services have been and shall be of special, unique, and extraordinary value to the Company and its Subsidiaries and Affiliates. Accordingly, you agree not to engage in the Restricted Activities during your employment with the Company and for 12 months after the termination of your employment for any reason.
Notwithstanding anything to the contrary in this Agreement, you may, directly or indirectly, own, solely as an investment, securities of any person or entity engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if you (i) are not a controlling person of, or a member of a group which controls, such person or entity and (ii) do not, directly or indirectly, own 5% or more of any class of securities of such person or entity.
This Section does not, in any way, restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

(b)Non-Solicitation of Employees. You agree and covenant not to directly or indirectly through another person (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere with the relationship between the Company and any employee, contractor or consultant thereof, or (ii) knowingly hire any person who was an employee of the Company at any time during the twelve (12) months prior to the termination of employment. This obligation, however, shall not affect any responsibility you may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel. This Section 9A(b) shall apply during your employment with the Company and for twelve (12) months after your termination of employment for any reason.
(c)Non-solicitation of Current and/or Prospective Customers. You agree and covenant not to directly or indirectly through another person (i) induce or encourage any vendor, supplier, customer, or Prospective Customer of the Company to cease doing business with or reduce its business with the Company or in any way interfere with the relationship between the Company and such vendor, supplier, customer or Prospective Customer (including by making disparaging remarks about the Company) or (ii) provide to such customers or Prospective Customers products and/or services similar to or competitive with those offered by the Company.
(d)Reformation. If, at the time of enforcement of this Section 9A, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope, and area permitted by law.
(e)Acknowledgements. You acknowledge that you have carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to the necessity of such restraints for the reasonable and proper protection of the proprietary information, business strategies, employee and customer relationships, and goodwill of the Company and its Subsidiaries and Affiliates now existing or to be developed in the future. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period, and geographical area. You further acknowledge that although your compliance with the covenants contained in Section 9A may prevent you from earning a livelihood in a business similar to the business of the Company, your experience and capabilities are such that you have other opportunities to earn a livelihood and adequate means of support for you and your dependents.
(f)Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
(i)“Affiliate” shall mean, any employer with which the Company would be considered a single employer under Section 414(b) or 414(c) of the Code (as defined below), applied using fifty percent (50%) as the percentage of ownership required under such Code sections, including (i) any person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified person and (ii) any person that is a natural person, the spouse, ancestors, or lineal descendants of such person, any limited partnership or limited liability company controlled by such person or such person’s spouse, ancestors, or lineal descendants or in which such person or such person’s spouse, ancestors, or lineal descendants hold a majority interest, any trust established for the benefit of any of them and such person’s estate or legal representative.

(ii)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(iii)“Prospective Customer” shall mean any prospect with whom you or a representative of Company for which you were aware has engaged in discussions to do business with the Company within the last twelve (12) months of your employment.
(iv)“Restricted Activities” shall mean activity in which you contribute your knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity, within the Restricted Territory, that is (1) a property and casualty insurance company offering products that are the same or similar to the Company; or (2) an entity doing or intending to do business with a property and casualty insurance company; and either (1) or (2) is engaged in the activity of implementing the framework for and/or processing telematics sensor data for the construction of predictive and/or explanatory signals related to behavior of an individual and/or motion of a vehicle while driving for use in insurance underwriting, rating or claims handling. Restricted Activity also includes activity that may require or inevitably require disclosure of trade secrets or Proprietary Information as defined in this Agreement or in the Proprietary Information and Inventions Agreement.
(v)“Restricted Territory” shall mean the United States because the type of work you are engaged can be performed, shared, utilized, developed, bought, sold, or accessed from anywhere to anywhere, in person or remotely.
(vi)“Subsidiary” shall mean, with respect to any person, any corporation, partnership, limited liability company, association, joint venture, or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the person (or, in the case of a partnership, limited liability company, or other similar entity, control of the general partnership, managing member, or similar interests) or persons (whether directors, managers, trustees, or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof.
Section 3.    Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly stated herein. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
Root, Inc.

/s/ Alexander Timm
Alexander Timm
Chief Executive Officer

Accepted and agreed:

/s/ Daniel Rosenthal
Daniel Rosenthal

Date: 2/23/2022

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